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                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the inclusion, in this Registration Statement on Form S-4 of Category 5 Technologies, Inc., of our report dated August 6, 2001 relating to the audits of the consolidated financial statements of Category 5 Technologies, Inc. and Subsidiaries as of June 30, 2001 and December 31, 2000 and for the six months ended June 30, 2001 and for the years ended December 31, 2000 and 1999.


                                   /s/ TANNER+CO.

                                   TANNER+CO.



Salt Lake City, Utah
November 8, 2001